EXHIBIT 99.1

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

CROSS TIMBERS ROYALTY TRUST
DECLARES SEPTEMBER CASH DISTRIBUTION

Dallas, Texas, September 18, 2009 – U.S. Trust, Bank of America Private Wealth Management, as Trustee of the Cross Timbers Royalty Trust (NYSE – CRT), today declared a cash distribution to the holders of its units of beneficial interest of $0.193724 per unit, payable on October 15, 2009, to unitholders of record on September 30, 2009.  The following table shows underlying oil and gas sales and average prices attributable to the current month and prior month distributions.

	Underlying Sales
	Volumes		Average Price
	Oil (Bbls)	Gas (Mcf)	Oil (per Bbl)	Gas (per Mcf)

Current Month	19,000	179,000	$57.92	$5.97

Prior Month	19,000	169,000	$61.90	$5.05

Other

XTO Energy Inc. (XTO Energy) has advised the trustee that increased oil prices for July production led to the full recovery of excess costs and accrued interest on properties underlying the Oklahoma Working Interests which is again contributing to the current month distribution.

Effective October 5, 2009, American Stock Transfer & Trust Company (AST) will serve as the new transfer agent and registrar for Cross Timbers Royalty Trust.  Beginning October 5th, unitholders with registered ownership accounts can contact AST with questions relating to transfers of ownership and instruction, a change of address, direct deposit of distribution checks, and any other account related questions.  A dedicated toll free number to call AST will be provided to registered unitholders as soon as it becomes available.

[NEWS RELEASE LETTERHEAD OF CROSS TIMBERS ROYALTY TRUST APPEARS HERE]

For more information on the Trust, please visit our web site at www.crosstimberstrust.com.

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Contact:	Nancy G. Willis
Vice President
U.S. Trust, Bank of America
Private Wealth Management,
Trustee
Toll Free – 877-228-5084

Statements made in this press release, including those related to future realized oil prices and monthly distributions, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are subject to risks and uncertainties which are detailed in Part I, Item 1A of the trust’s Annual Report on Form 10-K for the year ended December 31, 2008, which is incorporated by this reference as though fully set forth herein.  Although XTO Energy and the trustee believe that the expectations reflected in such forward-looking statements are reasonable, neither XTO Energy nor the trustee can give any assurance that such expectations will prove to be correct.